Exhibit 5

November 5, 2012

People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

Ladies and Gentlemen:

We have acted as counsel to People’s United Financial, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) debt securities of the Company, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares evidenced by depositary receipts representing a fraction or a multiple of a share of Preferred Stock (the “Depositary Shares”); (iv) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (v) warrants to purchase Common Stock (the “Warrants”); (vi) contracts for the purchase and sale of Common Stock (the “Purchase Contracts”); and (vii) units of the Company, consisting of two or more of the securities described under clauses (i) through (vi) above in any combination (the “Units”). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, the Purchase Contracts and the Units are hereinafter referred to collectively as the

“Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) among the Company and The Bank of New York Mellon, as trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) among the Company and The Bank of New York Mellon, as trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary as shall be named therein (the “Depositary”).

The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent as shall be named therein (the “Warrant Agent”).

The Purchase Contracts will be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent as shall be named therein (the “Unit Agent”). The Indentures, the Deposit Agreement, the Warrant Agreement, the Purchase Contract Agreement and the Unit Agreement are hereinafter collectively referred to as the “Securities Agreements.”

We have examined the Registration Statement, the Second Amended and Restated Certificate of Incorporation of the Company and the Company’s Fourth Amended and Restated

Bylaws (as amended on April 19, 2012), along with a form of the share certificate for the Common Stock and forms of each of the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

We also have assumed that at the time of execution, authentication, issuance and delivery of any Debt Securities, Depositary Shares, Warrants, Purchase Contracts or Units, each of the applicable Securities Agreements will have been duly authorized, executed and delivered by the Company and will be the valid and legally binding obligation of all parties thereto other than the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being referred to herein as the “Board”) or duly authorized officers of the Company (“Authorized Officers”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or Authorized Officers and otherwise in accordance with the provisions of the applicable Indenture and such agreement and upon compliance with applicable regulatory requirements, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of an appropriate Certificate of Designations with respect to the Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board (and, in the case of shares of Preferred Stock issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise) and upon compliance with applicable regulatory requirements, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of an appropriate Deposit Agreement and the issuance and terms of the Depositary Shares, (b) due issuance and delivery of the Preferred Stock to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement and such agreement (and, in the case of shares of Depositary Shares issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise) and upon compliance with applicable regulatory requirements, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

4. With respect to the Common Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board (and, in the case of shares of Common Stock issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise) and upon compliance with applicable regulatory requirements, the Common Stock will be validly issued, fully paid and nonassessable.

5. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of an appropriate Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of the Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Warrant Agreement and such agreement and upon compliance with applicable regulatory requirements, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of an appropriate Purchase Contract Agreement and (b) the due execution, issuance and delivery of an appropriate Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement and upon compliance with applicable regulatory requirements, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, (2) the execution and delivery of an appropriate Unit Agreement and each of the Securities Agreements with respect to the Securities that are a component of the Units and, (3) the issuance of the Securities that are components of the Units and (b) the due execution, issuance and delivery of (1) the Units and (2) the Securities that are components of the Units to the Unit Agent under the Unit Agreement, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the Unit Agreement and the applicable Securities Agreements and upon compliance with applicable regulatory requirements, such Units will be validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1, 3, 5, 6 and 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

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